Exhibit 10.7

CAMBRIDGE CROSSING

222 Jacobs Street

CAMBRIDGE, MASSACHUSETTS

Second Amendment to Lease

Cerevel Therapeutics, LLC

This Second Amendment to Lease (this “Second Amendment”) is made effective as of November 17, 2022 (the “Amendment Effective Date”), by and between DW Propco JK, LLC, a Delaware limited liability company (“Landlord”), and Cerevel Therapeutics, LLC, a Delaware limited liability company (“Tenant”).

Background

A. Pursuant to that certain Lease dated as of July 3, 2019 between Landlord and Tenant (the “Original Lease”) as amended by that certain First Amendment to Lease dated September 1, 2020 (the “First Amendment” and together with the Original Lease, the “Existing Lease”), Landlord leased to Tenant certain premises as more particularly described in the Existing Lease as the “Premises” in the building known as 222 Jacobs Street (the “Building”) constructed on Parcel JK in a development project known as Cambridge Crossing, Cambridge, Massachusetts. Capitalized terms used in this Second Amendment and not defined herein shall have the meanings set forth in the Existing Lease. The Existing Lease, as amended hereby, is sometimes referred to herein as the “Lease.”

B. The parties desire to enter into this Second Amendment to acknowledge a Parking License to be entered into on or about the date hereof between Tenant and another tenant in the Building, and to grant Tenant certain signage rights as more particularly described herein, all on the terms and conditions set forth in this Second Amendment.

Agreement

NOW, THEREFORE, for value received, Landlord and Tenant hereby agree as follows:

1.
Parking License. Landlord and Tenant acknowledge that Tenant and another tenant in the Building, Philips Electronics Realty, LLC, a Delaware limited liability company (“Philips”), are, simultaneously herewith, entering into that certain parking license in the form attached hereto as Exhibit A (the “Parking License”) whereby Tenant shall sublicense eight (8) parking spaces within the Building Garage from Philips (the “Licensed Parking Rights”). Notwithstanding anything to the contrary in the Parking License, (a) neither the Parking License nor this Second Amendment shall be deemed, nor are they intended, to grant to Tenant any rights whatsoever against Landlord with respect to the Licensed Parking Rights and (b) Tenant hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Parking License shall be solely against Philips, that it is not a third party beneficiary under the lease agreement between Philips and Landlord, and that it is not entitled to assert, against Landlord, any claims arising under the Parking License, whether in its own right, on behalf of Philips, by a purported assignment of Philip’s rights to the Licensed Parking Rights to Tenant, or otherwise. For administrative convenience, Tenant and Philips have agreed pursuant to the terms of the Parking License that Tenant shall pay when due directly to Landlord any fee due to Landlord for the Licensed Parking Rights during the term of the Parking License. Tenant acknowledges and agrees that (i) the fee due to Landlord for the Licensed Parking Rights during the term of the Parking License shall be the then prevailing rate from time to time established by Landlord (or its designated garage operator) for unreserved spaces in the Building Garage, (ii) such fee shall be paid to Landlord or Landlord’s designated garage operator on a monthly basis for each of the parking spaces granted pursuant to the Licensed Parking Rights, and (iii) Landlord’s agreement to receive such direct payments of such parking fees shall not cause Landlord to assume any of the duties, obligations and/or liabilities of Philips under the terms of the Parking License, nor shall such event impose upon Landlord the duty or obligation to honor the Licensed Parking Rights in the event of any termination of the Parking License.
2.
Signage. Landlord has advised Tenant that, simultaneously herewith, Landlord and Philips are entering into an agreement whereby Landlord will grant to Philips certain rights to install signage on the canopy of the Building (the “Philips Canopy Signage Rights”). Tenant acknowledges the foregoing, and in consideration of such acknowledgement, in addition to Tenant’s signage rights set forth in Section 2.2(e) of the Lease, Landlord hereby grants to Tenant the following signage rights, subject to the terms of this Second Amendment:
a.
Building Main Entry Sign. So long as the Philips Canopy Signage Rights remain in effect and have not been terminated by Landlord, Tenant shall have the right to increase the size of the listing of its name on the Building Main Entrance Sign to such size, location, materials, and other particulars reasonably specified or approved by Landlord; provided that, notwithstanding any prior approvals or installations on the Building Main Entrance Sign, Tenant shall have the right to use up to fifty percent (50%) of such Building Main Entrance Sign (i.e., the height of the font size for Tenant’s name on the Building Main Entrance Sign may be equal to or smaller than (but not greater than) the height of the font size for Philips’ name thereon, and the area of Tenant’s name on such Building Main Entrance Sign may be equal to or less than (but not larger than) to the area for Philips’ name thereon). From and after the Amendment Effective Date, Tenant’s signage on the Building Main Entrance Sign (as increased hereunder) shall be deemed included in the term “Tenant’s Signage” and subject to the terms and conditions of the Lease applicable to Tenant’s Signage, and the installation and/or listing of any new signage hereunder shall be made in accordance with the terms of the Existing Lease, including without limitation, Section 2.2(e) thereof (i.e., Landlord shall perform the installation of Tenant’s name on the Building Main Entrance Sign, at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for the cost of the same within thirty (30) days of invoice therefor from Landlord). Upon notice to Tenant that the Philips Canopy Signage Rights have been terminated, Tenant’s right to increase the size of the listing of its name on the Building Main Entrance Sign shall be terminated and Tenant shall be required to remove the listing of its name on the Building Main Entrance Sign in accordance with the terms of Section 2.2(e) of the Existing Lease. Notwithstanding any such termination, Tenant’s rights with respect to the Building Main Entrance Sign under Section 2.2(e) of the Existing Lease shall thereafter apply (i.e., Tenant shall have the right to list its name on the Building Main Entrance Sign, subject to and in accordance with the provisions of Section 2.2(e) of the Existing Lease).
b.
Lobby Glass Entry Door Signage. Tenant shall, as of the Amendment Effective Date, have the right to install signage on the glass entryway to the First Floor Space (the “Entry Door Signage”), subject to Landlord’s right to review and approve of such Entry Door Signage (including without limitation the size, location, materials, and other particulars thereof). The Entry Door Signage must comply with the Master Plan Permits and other Applicable Legal Requirements and shall be consistent with the First-Class Signage Standard. Tenant shall be responsible for obtaining all governmental permits and approvals required for the Entry Door Signage, if any. Prior to installing the Entry Door Signage, Tenant shall submit to Landlord for its review and approval, detailed construction plans and specifications for the Entry Door Signage showing the location, size, height, graphics, materials, manner of installation, and other details of the proposed signage. Tenant shall be solely responsible, at its sole cost and expense, for installing, maintaining, operating, and repairing Entry Door Signage in compliance with all Applicable Legal Requirements and in accordance with the First-Class Signage Standard. At the expiration or earlier termination of the Term (or such earlier date on which Tenant is no longer entitled to maintain the applicable Entry Door Signage), Tenant shall remove the Entry Door Signage, repair any damage to the Building caused by such installations and removal, and restore the areas affected by such removal. From and after the Amendment Effective Date, Tenant’s Entry Door Signage shall be deemed included in the term “Tenant’s Signage” and subject to the terms and conditions of the Lease applicable to Tenant’s Signage.
3.
Ratification and Confirmation. Except as expressly set forth herein, the Existing Lease as originally executed is hereby ratified and confirmed and is acknowledged by the parties to be in full force and effect.
4.
General. This Second Amendment may be executed in one or more counterpart signature pages (all of which when signed shall constitute a single agreement), shall be construed as a sealed instrument, and shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts without regard to principles of choice of law or conflicts of law. An electronic, digital, or facsimile signature to this Second Amendment shall be sufficient to prove the execution by a party. If any provisions shall to any extent be invalid, the remainder shall not be affected. Other than contemporaneous instruments executed and delivered of even date, if any, this Second Amendment contains all of the agreements between Landlord and Tenant relating in any way to the subject matter hereof and supersedes all prior agreements and dealings between them with respect thereto. There are no oral agreements between Landlord and Tenant relating to this Second Amendment or the subject matter hereof. The Lease may further be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of the Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted successors and assigns, subject to Article 13 of the Original Lease. The titles are for convenience only and shall not be considered a part of this Second Amendment. This Second Amendment shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Second Amendment. This Second Amendment and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by facsimile, photographic, microfilm, microfiche or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any judicial or administrative proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. This Second Amendment shall be deemed to have been executed and delivered within The Commonwealth of Massachusetts, and the rights and obligations of Landlord and Tenant shall be construed and enforced in accordance with, and governed by, the laws of The Commonwealth of Massachusetts.

[signatures on the attached page]

Executed as of the date first above written.

LANDLORD:

DW PROPCO JK, LLC,

a Delaware limited liability company

By: /s/ Michael Carp____________________

Name: Michael Carp

Title: Authorized Signatory

TENANT:

CEREVEL THERAPEUTICS, LLC,

a Delaware limited liability company

By: /s/ Douglas Barta___________________

Name: Douglas Barta

Title: CIO

[signature page for Second Amendment to Lease]

Exhibit A to Second Amendment

Parking License

[intentionally omitted]